SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 19, 2006

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2231 Lawson Lane

Santa Clara, California

95054

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information under this Item 2.02 is being furnished as contemplated by General Instruction B(2) to Form 8-K.

On October 23, 2006, Integrated Silicon Solution, Inc. (“ISSI”) announced its preliminary revenue results for the fiscal quarter ended September 30, 2006. The complete release is attached to this report as Exhibit 99.1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced on August 9, 2006, a committee of independent members of the Board of Directors of ISSI had begun a review of ISSI’s historical stock option granting practices since its initial public offering in February 1995. The independent committee is being assisted by independent legal counsel and accounting experts, and is working diligently to review and address ISSI’s historical stock option grant practices.

Although the independent committee’s review is ongoing, ISSI’s Board of Directors, with the concurrence of the independent committee, have now determined that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), the actual measurement dates for financial accounting purposes of certain stock options granted primarily during fiscal years 1997-2005 differ from the recorded grant dates of such awards. Consequently, new measurement dates for financial accounting purposes will apply to the affected awards, which will result in additional and material non-cash stock-based compensation expense.

On October 19, 2006, ISSI’s Board of Directors, with the concurrence of the independent committee, determined that ISSI should restate its financial statements for various periods since ISSI’s initial public offering in February 1995. The specific periods to be restated have not yet been determined. The estimated adjustments are subject to the completion of both the review by the independent committee and a review by ISSI’s independent auditors, Ernst & Young LLP, before any adjustments are finalized. Upon the completion of the restated financial statements and review by its independent auditors, ISSI will file its Form 10-Q for the third fiscal quarter ended June 30, 2006 with the Securities and Exchange Commission. Accordingly, ISSI’s financial statements and the related reports of ISSI’s independent registered public accounting firm, Ernst & Young LLP, and all related earnings press releases and communications relating to periods after ISSI’s initial public offering in February 1995, should not be relied upon. Management and the independent committee have discussed this conclusion with Ernst & Young LLP.

Because the review is ongoing, ISSI is not yet able to estimate the extent and timing of adjustments that will be required or the resulting tax impact of these actions. The changes in the affected measurement dates will cause non-cash stock-based compensation charges to be amortized in future periods. ISSI cannot tell at this time whether any of these adjustments will cause it to incur additional charges.

ISSI does not believe that the additional non-cash stock based compensation expense will affect ISSI’s current cash position or financial condition. Moreover, the adjustments will not affect previously reported revenues. ISSI expects to incur significant legal and professional fees associated with the independent committee’s review and the restatement process.

Because the independent committee has not completed its review, additional issues concerning ISSI’s historical stock option granting practices and accounting practices could be identified and could result in additional material adjustments.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1      Press Release of Integrated Silicon Solution, Inc. dated October 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: October 23, 2006	/s/ SCOTT D. HOWARTH
Scott D. Howarth
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release of Integrated Silicon Solution, Inc. dated October 23, 2006.